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                                                                  EXHIBIT 99.2


                COMMERCIAL BANCSHARES INCORPORATED PROXY FOR
                        SPECIAL SHAREHOLDERS MEETING


          KNOWN ALL MEN BY THESE PRESENT that the undersigned shareholder(s) of Commercial Bancshares Incorporated ("Commercial") Parkersburg, West Virginia, do hereby nominate, constitute and appoint ________________________________ and _______________________________, or either of them, with full power to act alone as the true and lawful attorneys of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned to vote all the common stock of Commercial, standing in the undersigned's name on its books on __________, 1994, at the Special Meeting of its shareholders to be held at Blennerhassett Hotel, Parkersburg, West Virginia, on the _____ day of __________, 1994, at ____ .m. local time, or at any adjournments thereof, with all the powers of the undersigned would possess if personally present, as follows:

          1. To adopt and approve a plan to merge Commercial and Hometown Bancshares Incorporated ("Hometown"), pursuant to the terms of the Agreement and Plan of Merger (the "Plan") between Commercial and Hometown, dated as of September 30, 1993.

     ________ FOR           ________ AGAINST          _______ ABSTAIN


          2. To act upon any other business which may properly come before the Special Meeting or any adjournment or adjournments thereof.

          The undersigned acknowledge receipt of the Notice and Proxy Statement dated __________, 1994, and hereby revoke all proxies heretofore given by the undersigned for said meeting.

          THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" THE PROPOSITIONS LISTED ABOVE UNLESS OTHERWISE INDICATED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THESE PROPOSALS. IF ANY OTHER MATTERS SHALL PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS THEREOF, THIS PROXY WILL BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE INSTRUCTIONS OF THE BOARD OF DIRECTORS.

          THIS PROXY IS SOLICITED ON BEHALF OF COMMERCIAL'S BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

                              PLEASE MARK, DATE, SIGN AND RETURN IMMEDIATELY ALL JOINT OWNERS MUST SIGN


                                                              (L.S.)
                              --------------------------------


                              -------------------------------- (L.S.)


____________________, 1994 (Dated)



          When signing as an attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign. If signing on behalf of a corporation or partnership, indicate title.